Exhibit 99.1

Fortune Brands Reports Sales and EPS for Q4 and Full Year; Provides 2019 Annual Outlook for Continued Growth

Highlights from continuing operations:

  Q4 2018 sales increased 3 percent year-over-year to $1.4 billion with EPS of $0.60, a decline of 28 percent; EPS before charges/gains increased 8 percent to $0.86
  Full-year 2018 sales increased 4 percent with EPS of $2.66, a decline of 13 percent; EPS before charges/gains increased 8 percent to $3.34
  Company expects full-year 2019 EPS before charges/gains to grow to $3.53 - $3.77 on sales growth of 6 - 7.5 percent, and 3 - 5 percent organic growth
  Company will host first investor event in Boston this Wednesday, February 6, 2019

DEERFIELD, Ill.--(BUSINESS WIRE)--January 31, 2019--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced fourth quarter 2018 results.

“In the fourth quarter the market for our products grew at a more moderate pace, and consumers and channel partners adopted a cautious stance heading into year-end,” said Chris Klein, chief executive officer, Fortune Brands. “Despite the market, consumer demand for our plumbing and door products continues to be solid, and the aggressive actions we are taking to pivot our cabinets business are improving our cost structure. Throughout 2018 we took a number of steps across the company to reposition business segments and offset a $90 million spike in costs from inflation and tariffs,” continued Klein. “In 2019 we will stay aggressive, and manage expenses in-line with a more conservative market outlook. With our solid execution and bias toward action, we are well-positioned to accelerate our financial performance in the new year.”

Fourth Quarter 2018

For the fourth quarter of 2018, sales were $1.4 billion, an increase of 3 percent over the fourth quarter of 2017. Earnings per share were $0.60, compared to $0.83 in the prior-year quarter. EPS before charges/gains were $0.86, compared to $0.80 the same quarter last year. Operating income was $140.1 million, compared to $162.8 million in the prior-year quarter. Operating income before charges/gains was $180.6 million, compared to $185.6 million the same quarter last year, down 3 percent. The difference between GAAP and before charges/gains earnings is due primarily to restructuring and intangible asset revaluation in the cabinets business.

For each segment in the fourth quarter of 2018, compared to the prior-year quarter:

  Plumbing sales increased 4 percent and 3 percent organically, led by above market growth in U.S. wholesale and China, partly offset by channel inventory reductions and FX. Operating margin before charges/gains was 22.3 percent.
  Cabinet sales were flat versus the prior year, with low-single digit growth in dealer and high-single digit growth in builder direct offset by declines in Canada and homecenter special order. Operating margin before charges/gains was 10.0 percent, and 11.3 percent excluding the impact of a 53rd week in the current year.
  Doors & Security sales increased 7 percent driven by continued, strong double-digit sales growth of our Therma-Tru doors and the Fiberon acquisition, partly offset by lower security product sales. Operating margin before charges/gains was 8.7 percent. Excluding one-time items in security not expected to repeat, and the seasonally low Fiberon stub period, operating margin was 13.3 percent.

Full Year 2018

For the full year 2018, sales were $5.5 billion, an increase of 4 percent over 2017. Earnings per share were $2.66 compared to $3.05 in the prior year, and EPS before charges/gains were $3.34 versus $3.08 last year, an increase of 8 percent.

“2018 was a volatile year in our industry, resulting in performance that was not as we expected. Despite the headwinds, we recovered higher input costs from tariffs and inflation and grew our sales by 4 percent and EPS by 8 percent. We also took steps in 2018 to de-risk the business by positioning ourselves in the more stable growth segments of our markets in Cabinets and Doors & Security, and increased our overall repair and remodel exposure via the Fiberon acquisition. In 2019, we will continue to focus on operational execution against moderate market growth assumptions to deliver on our plan,” said Klein.

“As we enter 2019, we are managing capital expenditures, working capital, and operating expense with discipline in accordance with modest market assumptions. We are pleased with our 2018 capital deployment, having bought back $695 million of our shares, investing approximately $470 million in Fiberon and having increased our dividend for the 6th consecutive year,” said Patrick Hallinan, chief financial officer, Fortune Brands. “Our balance sheet remained solid at year-end, with year-end cash of $263 million and a net debt-to-EBITDA ratio of 2.4 times. Additionally, free cash flow was solid at $465 million with a conversion ratio of 95 percent. Our ability to generate solid cash flow in 2019 and beyond allows us flexibility to continue to create incremental shareholder value and de-lever naturally over time.”

Annual Outlook for 2019

The Company’s 2019 annual outlook is based on a U.S. home products market growth assumption of approximately 2 percent to 4 percent and 2 percent to 4 percent growth for our total global market. The Company expects full-year 2019 sales growth in the range of 6 to 7.5 percent. Excluding acquisitions, the company expects full-year 2019 organic sales growth in the range of 3 to 5 percent.

The Company expects EPS before charges/gains to be in the range of $3.53 to $3.77, the midpoint of which is over 9 percent higher than last year.

“We have built a 2019 plan around a more conservative market, with a soft first half start and modest growth overall for the year. In response, we are managing expenses and capital aggressively, and our teams are prepared to take additional actions if the market grows more slowly than we currently expect,” said Klein. “As a result, we are well-positioned to deliver consistent sales growth and expand margins in 2019—even in a slower growth market.”

Investor Event

The Company will host its first investor event in Boston, MA on Wednesday, February 6 beginning at 9:00AM Eastern. Attendees will hear presentations from the division presidents and select members of the FBHS corporate leadership team. Presenters will share unique insights into Fortune Brands’ structure, strategy and execution; opportunities for future growth within the Cabinets, Plumbing and Doors & Security platforms; and greater detail on Fortune Brands’ 2019 outlook and guidance. A live Internet webcast will be available on the investor section of FBHS.com, and a recording will be posted after the event.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that fulfill the dreams of homeowners and help people feel more secure. The Company's operating segments are Plumbing, Cabinets, and Doors & Security. Its trusted brands include Moen, Perrin & Rowe, Riobel, Rohl, Shaws and Victoria + Albert under the Global Plumbing Group (GPG); more than a dozen core brands under MasterBrand Cabinets; Therma-Tru entry door systems, Fiberon composite decking and Master Lock and SentrySafe security products in the Doors & Security segment. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P 500 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our brands and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “positioned,” “expects,” “estimates,” “plans,” “look to,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including the factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, organic sales, operating margin before charges/gains and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Net Sales

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018	2017	% Change		2018	2017	% Change
Net Sales (GAAP)				Net Sales (GAAP)
Cabinets	$624.8	$625.9	-	Cabinets	$2,418.6	$2,467.1	(2)
Plumbing	488.4	469.3	4	Plumbing	1,883.3	1,720.8	9
Doors & Security (f)	307.5	287.3	7	Doors & Security (f)	1,183.2	1,095.4	8
Total Net Sales	$1,420.7	$1,382.5	3	Total Net Sales	$5,485.1	$5,283.3	4

	Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended December 31,				Three Months Ended December 31,
Operating Income (loss) Before Charges/Gains (a)	2018	2017	% Change	Operating Income (loss)	2018	2017	% Change
Cabinets	$62.3	$67.0	(7)	Cabinets	$21.3	$61.8	(66)
Plumbing	108.8	97.5	12	Plumbing	102.2	92.8	10
Doors & Security (f)	26.8	42.5	(37)	Doors & Security (f)	33.9	34.7	(2)
Corporate Expenses	(17.3)	(21.4)	19	Corporate Expenses	(17.3)	(26.5)	35

Total Operating Income Before Charges/Gains	$180.6	$185.6	(3)	Total Operating Income (GAAP)	$140.1	$162.8	(14)

Earnings Per Share Before Charges/Gains (b)				Diluted EPS from Continuing Operations (GAAP)
Diluted - Continuing Operations	$0.86	$0.80	8	Diluted EPS - Continuing Operations	$0.60	$0.83	(28)

EBITDA Before Charges/Gains (c)	$226.0	$219.8	3	Income from Continuing Operations, net of tax	$85.3	$128.0	(33)

	Year to Date Operating Income

	Before Charges & Gains				GAAP

	Twelve Months Ended December 31,				Twelve Months Ended December 31,
Operating Income (loss) Before Charges/Gains (a)	2018	2017	% Change	Operating Income (loss)	2018	2017	% Change
Cabinets	$232.3	$272.4	(15)	Cabinets	$143.5	$267.2	(46)
Plumbing	396.0	365.8	8	Plumbing	375.3	358.5	5
Doors & Security (f)	155.3	163.0	(5)	Doors & Security (f)	155.6	146.9	6
Corporate Expenses	(78.9)	(85.0)	7	Corporate Expenses	(79.2)	(90.1)	12

Total Operating Income Before Charges/Gains	$704.7	$716.2	(2)	Total Operating Income (GAAP)	$595.2	$682.5	(13)

Earnings Per Share Before Charges/Gains (b)				Diluted EPS From Continuing Operations (GAAP)
Diluted - Continuing Operations	$3.34	$3.08	8	Diluted EPS - Continuing Operations	$2.66	$3.05	(13)

EBITDA Before Charges/Gains (c)	$868.3	$854.7	2	Income from Continuing Operations, net of tax	$390.0	$475.3	(18)

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page
(f) For definitions of GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	December 31,	December 31,
	2018	2017

Assets
Current assets
Cash and cash equivalents	$262.9	$323.0
Accounts receivable, net	571.7	555.3
Inventories	678.9	580.8
Other current assets	172.6	142.6
Total current assets	1,686.1	1,601.7

Property, plant and equipment, net	813.4	740.0
Goodwill	2,080.3	1,912.0
Other intangible assets, net of accumulated amortization	1,246.8	1,162.4
Other assets	138.0	95.3
Total assets	$5,964.6	$5,511.4

Liabilities and Equity
Current liabilities
Short-term debt	$525.0	$-
Accounts payable	459.0	428.8
Other current liabilities	508.1	478.0
Total current liabilities	1,492.1	906.8

Long-term debt	1,809.0	1,507.6
Deferred income taxes	162.6	166.8
Other non-current liabilities	320.9	329.1
Total liabilities	3,784.6	2,910.3

Stockholders' equity	2,178.2	2,599.5
Noncontrolling interests	1.8	1.6
Total equity	2,180.0	2,601.1
Total liabilities and equity	$5,964.6	$5,511.4

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended December 31,
	2018	2017
Operating Activities
Net income	$389.8	$472.7
Depreciation and amortization	149.6	130.3
Recognition of actuarial losses (gains)	3.8	(0.5)
Deferred taxes	2.8	(18.7)
Loss on sale of product line	-	2.4
Asset impairment charges	62.6	15.3
Other noncash items	39.6	45.9
Changes in assets and liabilities, net	(44.2)	(47.1)
Net cash provided by operating activities	$604.0	$600.3

Investing Activities
Capital expenditures	$(150.1)	$(165.0)
Proceeds from the sale of assets	6.1	0.4
Proceeds from sale of product line	-	1.5
Cost of acquisitions, net of cash	(465.6)	(124.6)
Other investing activities, net	(24.7)	-
Net cash used by investing activities	$(634.3)	$(287.7)

Financing Activities
Increase in debt, net	$826.2	$75.0
Proceeds from the exercise of stock options	4.9	28.5
Treasury stock purchases	(694.6)	(214.8)
Dividends to stockholders	(115.2)	(110.3)
All other	(28.1)	(28.5)
Net cash used by financing activities	$(6.8)	$(250.1)

Effect of foreign exchange rate changes on cash	(15.2)	9.0

Net (decrease) increase in cash and cash equivalents	$(52.3)	$71.5
Cash, cash equivalents and restricted cash* at beginning of period	323.0	251.5
Cash, cash equivalents and restricted cash* at end of period	$270.7	$323.0

FREE CASH FLOW	Twelve Months Ended December 31,
	2018	2017

Free Cash Flow**	$464.9	$464.2
Add:
Capital expenditures	150.1	165.0
Less:
Proceeds from the sale of assets	6.1	0.4
Proceeds from the exercise of stock options	4.9	28.5
Cash Flow From Operations (GAAP)	$604.0	$600.3

*Restricted cash of $7.8 million is included in other assets as of December 31, 2018 within our Condensed Consolidated Balance Sheet. There was no restricted cash as of December 31, 2017.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment, and the proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	% Change	2018	2017	% Change

Net Sales	$1,420.7	$1,382.5	3	$5,485.1	$5,283.3	4

Cost of products sold	918.9	890.2	3	3,525.7	3,358.3	5

Selling, general
and administrative expenses	308.6	316.6	(3)	1,241.4	1,196.9	4

Amortization of intangible assets	10.8	8.1	33	36.1	31.7	14

Loss on sale of product line	-	-	-	-	2.4	(100)

Asset impairment charges	35.5	-	100	62.6	3.2	1,856

Restructuring charges	6.8	4.8	42	24.1	8.3	190

Operating Income	140.1	162.8	(14)	595.2	682.5	(13)

Interest expense	23.4	12.9	81	74.5	49.4	51

Other (income) expense, net	(0.5)	7.5	(107)	(16.3)	(1.7)	(859)

Income from continuing operations before income taxes	117.2	142.4	(18)	537.0	634.8	(15)

Income taxes	31.9	14.4	122	147.0	159.5	(8)

Income from continuing operations, net of tax	$85.3	$128.0	(33)	$390.0	$475.3	(18)

Loss from discontinued operations, net of tax	-	-	-	(0.2)	(2.6)	92

Net income	$85.3	$128.0	(33)	$389.8	$472.7	(18)

Less: Noncontrolling interests	0.1	-	100	0.2	0.1	100

Net income attributable to
Fortune Brands Home & Security	$85.2	$128.0	(33)	$389.6	$472.6	(18)

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.60	$0.83	(28)	$2.66	$3.05	(13)

Diluted Average Shares Outstanding	142.6	154.4	(8)	146.4	155.8	(6)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended December 31, 2018, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $11.8 million ($9.1 million after tax or $0.06 per diluted share) of restructuring and other charges, asset impairment charges of $35.5 million ($27.1 million after tax or $0.19 per diluted share), a benefit from an inventory costing change of $7.3 million ($5.5 million after tax or $0.04 per diluted share), a net charge related to an update to the estimated impact of the Tax Cuts and Jobs Act of 2017 of $4.0 million ($0.03 per diluted share) and the impact from actuarial losses associated with our defined benefit plans of $3.6 million ($2.7 million after tax or $0.02 per diluted share).

For the twelve months ended December 31, 2018, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $54.2 million ($43.4 million after tax or $0.30 per diluted share) of restructuring and other charges, asset impairment charges of $62.6 million ($50.8 million after tax or $0.35 per diluted share), a benefit from an inventory costing change of $7.3 million ($5.5 million after tax or $0.04 per diluted share), a net tax charge principally related to an update to the estimated impact from the Tax Cuts and Jobs Act of 2017 ($7.2 million or $0.05 per diluted share) and the impact from actuarial losses associated with our defined benefit plans of $3.9 million ($2.9 million after tax or $0.02 per diluted share).

For the three months ended December 31, 2017, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $17.7 million ($12.5 million after tax or $0.08 per diluted share) of restructuring and other charges, actuarial losses associated with our defined benefit plans of $0.8 million ($0.6 million after tax or $0.01 per diluted share), asset impairments of $12.1 million ($7.9 million after tax or $0.05 per diluted share) and a net benefit related to the Tax Cuts and Jobs Act of 2017 of $25.7 million ($0.17 per diluted share).

For the twelve months ended December 31, 2017, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $23.0 million ($16.3 million after tax or $0.10 per diluted share) of restructuring and other charges, asset impairments of $15.3 million ($11.1 million after tax or $0.07 per diluted share), the loss on sale of product line of $2.4 million ($2.5 million after tax or $0.02 per diluted share), the impact of income from actuarial gains associated with our defined benefit plans of $0.5 million ($0.3 million after tax) and a net benefit related to the Tax Cuts and Jobs Act of 2017 of $25.7 million ($0.16 per diluted share).

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	% Change	2018	2017	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains - Continuing Operations (b)	$0.86	$0.80	8	$3.34	$3.08	8

Restructuring and other charges	(0.06)	(0.08)	25	(0.30)	(0.10)	(200)
Asset impairment charges (d)	(0.19)	(0.05)	(280)	(0.35)	(0.07)	(400)
Loss on sale of product line	-	-	-	-	(0.02)	100
Change in inventory costing method (e)	0.04	-	-	0.04	-	-
Defined benefit plan actuarial gains/(losses)	(0.02)	(0.01)	(100)	(0.02)	-	-
Tax items	(0.03)	0.17	(118)	(0.05)	0.16	(131)

Diluted EPS - Continuing Operations	$0.60	$0.83	(28)	$2.66	$3.05	(13)

RECONCILIATION OF FULL YEAR 2019 EARNINGS GUIDANCE TO GAAP

The Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $3.53 to $3.77 per share. For the full year, on a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $3.47 to $3.71 per share and including the full year impact of previously announced restructuring actions. Reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from the diluted EPS before charges/gains. In addition, the Company's GAAP EPS range assumes the Company incurs no additional gains or losses associated with its defined benefit plans during 2019.

(b) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO INCOME FROM CONTINUING OPERATIONS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	% Change	2018	2017	% Change

EBITDA BEFORE CHARGES/GAINS (c)	$226.0	$219.8	3	$868.3	$854.7	2

Depreciation*	$(31.0)	$(25.8)	(20)	$(107.3)	$(98.6)	(9)
Amortization of intangible assets	(10.8)	(8.1)	(33)	(36.1)	(31.7)	(14)
Restructuring and other charges	(11.8)	(17.7)	33	(54.2)	(23.0)	(136)
Interest expense	(23.4)	(12.9)	(81)	(74.5)	(49.4)	(51)
Change in inventory costing method (e)	7.3	-	100	7.3	-	100
Loss on sale of product line	-	-	-	-	(2.4)	100
Asset impairments (d)	(35.5)	(12.1)	(193)	(62.6)	(15.3)	(309)
Defined benefit plan actuarial (losses)/gains	(3.6)	(0.8)	(350)	(3.9)	0.5	(880)
Income taxes	(31.9)	(14.4)	(122)	(147.0)	(159.5)	8

Income from continuing operations, net of tax	$85.3	$128.0	(33)	$390.0	$475.3	(18)

* Depreciation excludes accelerated depreciation of $1.1 million and ($6.2) million for the three and twelve months ended December 31, 2018. Accelerated depreciation is included in restructuring and other charges.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of December 31, 2018
Short-term debt *	525.0
Long-term debt *	1,809.0
Total debt	2,334.0
Less:
Cash and cash equivalents *	262.9
Net debt (1)	2,071.1
For the twelve months ended December 31, 2018
EBITDA before charges/gains (2) (c)	868.3

Net debt-to-EBITDA before charges/gains ratio (1/2)	2.4

* Amounts are per the unaudited Condensed Consolidated Balance Sheet as of December 31, 2018.

(c) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended December 31,
in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring and other charges (1)	Defined benefit plan actuarial (gains)/losses	Asset impairments	Change in inventory costing method	Tax Items (2)	Before Charges/Gains (Non-GAAP)
	GAAP (unaudited)

2018	FOURTH QUARTER

Net Sales	$1,420.7	-	-	-	-	-

Cost of products sold	918.9	(4.6)	-	-	7.3	-
Selling, general & administrative expenses	308.6	(0.9)	-	-	-	-
Amortization of intangible assets	10.8	-	-	-	-	-
Asset impairment charge	35.5	-	-	(35.5)	-	-
Restructuring charges	6.8	(6.8)	-	-	-	-

Operating Income	140.1	12.3	-	35.5	(7.3)	-	180.6

Interest expense	23.4	-	-	-	-	-
Other income, net	(0.5)	0.5	(3.6)	-	-	-
Income from continuing operations before income taxes	117.2	11.8	3.6	35.5	(7.3)	-	160.8

Income taxes	31.9	2.7	0.9	8.4	(1.8)	(4.0)

Income from continuing operations, net of tax	$85.3	9.1	2.7	27.1	(5.5)	4.0	$122.7

Income from discontinued operations, net of tax	-	-	-	-	-	-

Net Income	85.3	-	-	-	-	-

Less: Noncontrolling interests	0.1	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$85.2	9.1	2.7	27.1	(5.5)	4.0	$122.6

Income from continuing operations, net of tax
less noncontrolling interests	$85.2	9.1	2.7	27.1	(5.5)	4.0	$122.6

Diluted Average Shares Outstanding	142.6						142.6

Diluted EPS - Continuing Operations	0.60						0.86

2017

Net Sales	$1,382.5	-	-	-	-	-

Cost of products sold	890.2	(8.1)	-	-	-	-
Selling, general & administrative expenses	316.6	(4.8)	-	(5.1)	-	-
Amortization of intangible assets	8.1	-	-	-	-	-
Restructuring charges	4.8	(4.8)	-	-	-	-

Operating Income	162.8	17.7	-	5.1	-	-	185.6

Interest expense	12.9	-	-	-	-	-
Other expense, net	7.5	-	(0.8)	(7.0)	-	-
Income from continuing operations before income taxes	142.4	17.7	0.8	12.1	-	-	173.0

Income taxes	14.4	5.2	0.2	4.2	-	25.7

Income from continuing operations, net of tax	$128.0	12.5	0.6	7.9	-	(25.7)	$123.3

Loss from discontinued operations, net of tax	-	-	-	-	-	-

Net Income	128.0	-	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$128.0	12.5	0.6	7.9	-	(25.7)	$123.3

Income from continuing operations, net of tax
less noncontrolling interests	$128.0	12.5	0.6	7.9	-	(25.7)	$123.3

Diluted Average Shares Outstanding	154.4						154.4

Diluted EPS - Continuing Operations	0.83						0.80

(1) Other charges for the three months ended December 31, 2018 include acquisition-related expense reimbursement of ($0.5) million classified in other income, net.
(2) Tax items for the three months ended December 31, 2018 represent an update to the estimated impact of the Tax Cuts and Jobs Act of 2017.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Twelve Months Ended December 31,
in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring and other charges	Defined benefit plan actuarial (gains)/losses	Asset impairments	Change in inventory costing method	Tax Items (1)	Loss on sale of product line	Before Charges/Gains (Non-GAAP)
	GAAP (unaudited)

2018	YEAR TO DATE

Net Sales	$5,485.1	-	-	-	-	-	-

Cost of products sold	3,525.7	(22.4)	-	-	7.3	-	-
Selling, general & administrative expenses	1,241.4	(7.7)	-	-	-	-	-
Amortization of intangible assets	36.1	-	-	-	-	-	-
Asset impairment charges	62.6	-	-	(62.6)	-	-	-
Restructuring charges	24.1	(24.1)	-	-	-	-	-

Operating Income	595.2	54.2	-	62.6	(7.3)	-	-	704.7

Interest expense	74.5	-	-	-	-	-	-
Other income, net	(16.3)	-	(3.9)	-	-	-	-
Income from continuing operations before income taxes	537.0	54.2	3.9	62.6	(7.3)	-	-	650.4

Income taxes	147.0	10.8	1.0	11.8	(1.8)	(7.2)	-

Income from continuing operations, net of tax	$390.0	43.4	2.9	50.8	(5.5)	7.2	-	$488.8

Loss from discontinued operations, net of tax	(0.2)	-	-	-	-	-	-

Net Income	389.8	-	-	-	-	-	-

Less: Noncontrolling interests	0.2	-	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$389.6	43.4	2.9	50.8	(5.5)	7.2	-	$488.4

Income from continuing operations, net of tax
less noncontrolling interests	$389.8	43.4	2.9	50.8	(5.5)	7.2	-	$488.6

Diluted Average Shares Outstanding	146.4							146.4

Diluted EPS - Continuing Operations	2.66							3.34

2017

Net Sales	$5,283.3	-	-	-	-	-	-

Cost of products sold	3,358.3	(9.3)	-	-	-	-	-
Selling, general & administrative expenses	1,196.9	(5.4)	-	(5.1)	-	-	-
Amortization of intangible assets	31.7	-	-	-	-	-	-
Loss on sale of product line	2.4	-	-	-	-	-	(2.4)
Asset impairment charge	3.2	-	-	(3.2)	-	-	-
Restructuring charges	8.3	(8.3)	-	-	-	-	-

Operating Income	682.5	23.0	-	8.3	-	-	2.4	716.2

Interest expense	49.4	-	-	-	-	-	-
Other income, net	(1.7)	-	0.5	(7.0)	-	-	-
Income from continuing operations before income taxes	634.8	23.0	(0.5)	15.3	-	-	2.4	675.0

Income taxes	159.5	6.7	(0.2)	4.2	-	25.7	(0.1)

Income from continuing operations, net of tax	$475.3	16.3	(0.3)	11.1	-	(25.7)	2.5	$479.2

Loss from discontinued operations, net of tax	(2.6)	-	-	-	-	-	-

Net Income	472.7	-	-	-	-	-	-

Less: Noncontrolling interests	0.1	-	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$472.6	16.3	(0.3)	11.1	-	(25.7)	2.5	$476.5

Income from continuing operations, net of tax
less noncontrolling interests	$475.2	16.3	(0.3)	11.1	-	(25.7)	2.5	$479.1

Diluted Average Shares Outstanding	155.8							155.8

Diluted EPS - Continuing Operations	3.05							3.08

(1) Tax Items for the twelve months ended December 31, 2018 principally represents an update to the estimated impact of the Tax Cuts and Jobs Act of 2017.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	% Change	2018	2017	% Change
Net Sales (GAAP)
Cabinets	$624.8	$625.9	-	$2,418.6	$2,467.1	(2)
Plumbing	488.4	469.3	4	1,883.3	1,720.8	9
Doors & Security (f)	307.5	287.3	7	1,183.2	1,095.4	8
Total Net Sales	$1,420.7	$1,382.5	3	$5,485.1	$5,283.3	4

Operating Income (loss)
Cabinets	$21.3	$61.8	(66)	$143.5	$267.2	(46)
Plumbing	102.2	92.8	10	375.3	358.5	5
Doors & Security (f)	33.9	34.7	(2)	155.6	146.9	6
Corporate expenses	(17.3)	(26.5)	35	(79.2)	(90.1)	12

Total Operating Income (GAAP)	$140.1	$162.8	(14)	$595.2	$682.5	(13)

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Cabinets	$62.3	$67.0	(7)	$232.3	$272.4	(15)
Plumbing	108.8	97.5	12	396.0	365.8	8
Doors & Security (f)	26.8	42.5	(37)	155.3	163.0	(5)
Corporate expenses	(17.3)	(21.4)	19	(78.9)	(85.0)	7

Total Operating Income Before Charges/Gains (a)	180.6	185.6	(3)	704.7	716.2	(2)
Restructuring and other charges (1) (2)	(12.3)	(17.7)	31	(54.2)	(23.0)	(136)
Asset impairment charges (d)	(35.5)	(5.1)	(596)	(62.6)	(8.3)	(654)
Change in inventory costing method (e)	7.3	-	100	7.3	-	100
Loss on sale of product line	-	-	-	-	(2.4)	100
Total Operating Income (GAAP)	$140.1	$162.8	(14)	$595.2	$682.5	(13)

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from existing product lines, write-off of displays from exiting a customer relationship, accelerated depreciation resulting from the closure of facilities, and gains and losses on the sale of previously closed facilities totaling $0.3 million and $11.3 million for the three and twelve months ended December 31, 2018 and $9.4 million and $10.2 million for the three and twelve months ended December 31, 2017.

In our Plumbing segment, other charges also includes an acquisition-related inventory step-up expense classified in cost of products sold of $0.5 million and $5.5 million for the three and twelve months ended December 31, 2018, respectively, and $1.1 million and $2.1 million for the three and twelve months ended December 31, 2017. In our Doors & Security segment, other charges also includes an acquisition-related inventory step-up expense classified in cost of products sold of $3.9 million and $4.9 million for the three and twelve months ended December 31, 2018. In addition, in our Plumbing segment, other charges also includes compensation expense related to deferred purchase price consideration payable to certain former Victoria + Albert shareholders contingent on their employment through October 2018 of $0.8 million and $8.1 million classified in selling, general and administrative expense for the three and twelve months ended December 31, 2018. In Corporate, other charges also includes $0.3 million of expense associated with our assessment of the impact on the Company from the Tax Cuts and Jobs Act of 2017, for the twelve months ended December 31, 2018.

(a) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page
(f) For definitions of GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN PLUMBING NET SALES EXCLUDING ACQUISITIONS TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three months ended December 31, 2018
% change

PLUMBING
Percentage change in Net Sales excluding acquisitions (organic)	3%
Acquisitions Net Sales	1%
Percentage change in Net Sales (GAAP)	4%

Plumbing net sales excluding acquisitions is Plumbing net sales derived in accordance with GAAP excluding Victoria + Albert net sales. Management uses this measure to evaluate the overall performance of the Plumbing segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended December 31,
	2018	2017	Change

CABINETS
Before Charges/Gains Operating Margin	10.0%	10.7%	(70) bps
Restructuring & Other Charges	(0.9%)	(0.8%)
Asset Impairment Charges	(5.7%)	-
Operating Margin	3.4%	9.9%	(650) bps

PLUMBING
Before Charges/Gains Operating Margin	22.3%	20.8%	150 bps
Restructuring & Other Charges	(0.6%)	(1.0%)
Change in inventory costing method (e)	(0.8%)	-
Operating Margin	20.9%	19.8%	110 bps

DOORS & SECURITY
Before Charges/Gains Operating Margin	8.7%	14.8%	(610) bps
Restructuring & Other Charges	(1.3%)	(2.7%)
Change in inventory costing method (e)	3.6%	-
Operating Margin	11.0%	12.1%	(110) bps

Total Company
Before Charges/Gains Operating Margin	12.7%	13.4%	(70) bps
Restructuring & Other Charges	(0.9%)	(1.3%)
Asset Impairment charges	(2.4%)	(0.3%)
Change in inventory costing method (e)	0.5%	-
Operating Margin	9.9%	11.8%	(190) bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP Net Sales. Before charges/gains operating margin is operating income derived in accordance with GAAP excluding restructuring and other charges, a change in inventory costing method and asset impairment charges, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

 (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN EXCLUDING 53rd WEEK (AT CABINETS) AND NON-REPEATING SALES PROMOTIONS/FIBERON (AT DOORS & SECURITY) IMPACT TO OPERATING MARGIN
(Unaudited)

	Three Months Ended December 31,
	2018	2017	Change
CABINETS
Before Charges/Gains Operating Margin excluding 53rd week	11.3%	10.7%	60 bps
53rd week in prior year impact	(1.3%)	-
Before Charges/Gains Operating Margin	10.0%	10.7%	(70) bps
Restructuring & Other Charges	(0.9%)	(0.8%)
Asset Impairment Charges	(5.7%)	-
Operating Margin	3.4%	9.9%	(650) bps

DOORS & SECURITY
Before Charges/Gains Operating Margin excluding non-repeating sales promotions/Fiberon	13.3%	14.8%	(150) bps
Non-repeating sales promotions/other one time items impact	(3.7%)	-
Ex Fiberon	(0.9%)	-
Before Charges/Gains Operating Margin	8.7%	14.8%	(610) bps
Restructuring & Other Charges	(1.3%)	(2.7%)
Change in inventory costing method (e)	3.6%	-
Operating Margin	11.0%	12.1%	(110) bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP Net Sales. Before charges/gains operating margin excluding 53rd week (at Cabinets) and non-repeating sales promotions/Fiberon (at Doors & Security) is operating income derived in accordance with GAAP excluding restructuring and other charges, a benefit from an inventory costing change and asset impairment charges as well as the 53rd week (at Cabinets) and non-repeating sales promotions and Fiberon (at Doors & Security), divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

 (e) For definitions of Non-GAAP measures, see Definitions of Terms page

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges, asset impairment charges, a benefit from an inventory costing change and the loss on sale of product line. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, asset impairment charges, the loss on sale of product line, a change in inventory costing method, tax items and gains and losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding restructuring and other charges, depreciation, asset impairments, the loss on sale of product line, a benefit from an inventory costing change, gains and losses associated with our defined benefit plans, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Asset impairment charges for the three and twelve months ended December 31, 2018 represent pre-tax impairment charges of $35.5 million and $62.6 million, respectively, related to two indefinite-lived tradenames within our Cabinets segment. Asset impairment charges for the three months ended December 31, 2017 represents an impairment of a cost investment in a developmental stage home security company classified in other expense and an impairment of a long-lived Corporate asset classified in selling, general and administrative expenses. In addition, asset impairments for the twelve months ended December 31, 2017, include impairments related to our decision during the first quarter of 2017 to sell the Field ID product line.

(e) During the fourth quarter of 2018, we determined that it was preferable to change our accounting policy for product groups in which metals inventory comprise a significant portion of inventories from last-in, first-out ("LIFO") to first-in, first-out ("FIFO"). As a result, we recorded a pre-tax benefit of $7.3 million within cost of products sold during the three months ended December 31, 2018.

Definitions of Terms: GAAP Measures

(f) As previously announced, we combined our Doors and Security segments into a new reportable segment 'Doors & Security'. Reporting for the new Doors & Security segment began in the third quarter of 2018 and historical financial segment information has been restated to conform to the new segment presentation.

CONTACT:
INVESTOR and MEDIA CONTACT:
Kaveh Bakhtiari
847-484-4573
kaveh.bakhtiari@FBHS.com